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Exhibit 10.6

STOCK VESTING AGREEMENT

        This Stock Vesting Agreement (the "Agreement") is made as of the 30th day of June 2001, by and between BIDZ.com, Inc., a California corporation (the "Company"), and Lawrence Kong, an individual ("Employee"), and is made with respect to the following facts:

R E C I T A L S

        A.    Employee is the Chief Financial Officer of the Company.

        B.    In consideration for Employee's continued loyalty and service to the Company, the Company desires to issue 250,000 shares of the Company's common stock (the "Shares") to the Employee, effective June 30, 2001, provided Employee's ownership of the Shares vests pursuant to the terms of this Agreement.

        C.    The parties have entered into this Agreement for the purpose of setting forth the terms of vesting of the Shares.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

        1.    Issuance and Vesting of Shares.    In consideration for Employee's continued loyalty and service to the Company, the Company hereby issues 250,000 shares of the Company's common stock (the "Shares") to Employee, effective June 30, 2001, subject to the following conditions: Employee's ownership of the Shares will not vest and such Shares will be subject to forfeiture and cancellation until the earlier to occur of (i) five years from the date of issuance, (ii) one year after the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the "Act"), pursuant to which the Company becomes a publicly traded company on a United States public trading market (i.e. the NASD Small Cap Market, New York Stock Exchange, American Stock Exchange, or equivalent market) or (iii) the date of a Liquidity Event as defined in Section 2 of this Agreement (collectively, the "Vesting Date"). Until the Vesting Date, Employee will not have the power to vote or dispose of the Shares. If the Employee attempts to transfer the Shares or the Shares are subject to an involuntary transfer prior to the Vesting Date, then such Shares will be deemed cancelled and forfeited; provided, however, that if the Employee dies prior to the Vesting Date, then the Shares will automatically vest and be conveyed into the estate of the Employee.

        2.    Liquidity Event Defined.    A "Liquidity Event" means the closing of an extraordinary transaction such as a sale of all or substantially all of the Company's assets, a merger of the Company with another company, the acquisition of the Company by another company, the sale of a controlling interest in the voting stock of the Company, or the entry of the Company into a similar business combination or extraordinary transaction with another entity or person.

        3.    No Rights as a Shareholder.    Employee will have no rights as a shareholder of any of the Shares until the date on which the Shares vest.

        4.    Legend on Certificate.    Employee acknowledges that the Company has the option, exercisable in its sole discretion, to endorse the certificate representing the Shares with the following legend:

  "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK VESTING AGREEMENT DATED JUNE 30, 2001 BY AND BETWEEN THE SHAREHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

        5.    Storage of Certificate.    The parties agree that the certificate representing the Shares will be stored at the Company's principal office by the Secretary of the Company until the Shares vest, along with a stock power signed by the Employee in the event a forfeiture and cancellation of such Shares occurs pursuant to this Agreement.

        6.    Notices.    Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Employee under the terms of this Agreement must be addressed to such Employee at the address maintained by the Company for such Employee or at such other address at the Employee may specify in writing to the Company.

        7.    Injunctive Relief

          7.1    Damages Inadequate

          Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants and provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law.

          7.2    Injunctive Relief

          It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants and provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge as a defense that there is an adequate remedy at law.

        8.    Attorneys' Fees.    In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorney's fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

        9.    Choice of Law and Venue.    This Agreement is made and entered into in the State of California. It is the intention of the parties that this Agreement will be subject to and will be governed by and construed in accordance with the internal laws of the State of California without reference to its choice of law provisions. Any legal proceeding arising our of this Agreement will be brought only in a state of federal court of competent jurisdiction sitting in the County of Los Angeles, State of California, and all parties hereto agree that venue will lie therein and agree to submit themselves to the personal jurisdiction of such court.

        10.    Waivers.    If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

        11.    Binding Effect.    This Agreement and any amendment hereto, will be binding upon the parties hereto, their successors, heirs, next of kin, executors, administrators, personal representatives, legal representatives, assignees, creditors, including receivers, and all other persons with notice or knowledge of the provisions hereof.

        12.    Severability.    The provisions of this Agreement are independent of and severable from each other, and no provisions will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, such court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties hereto.

        13.    Rights Cumulative.    All rights and remedies under this Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance of performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

        14.    Construction.    The captions contained in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. The language of this Agreement will be construed as to its fair meaning and not strictly for or against any party.

        15.    Entire and Sole Agreement.    This Agreement constitutes the entire agreement between the parties and supersedes all agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified only by a written agreement signed by all parties.

        16.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party hereto whose signature appears hereon, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all of the parties reflected hereon as the signatories.

        17.    Authority.    All signatories to this Agreement do hereby declare that they have the authority to execute this Agreement on behalf of the parties to this Agreement.

        IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

EMPLOYEE:	BIDZ.COM, INC.
/s/ LAWRENCE KONG Lawrence Kong	By:	/s/ DAVID ZINBERG David Zinberg, President

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  Exhibit 10.6
STOCK VESTING AGREEMENT